FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
     STATE OF NEVADA
       JUN 25 1999
     NO. C 1703-97
      Dean Heller
DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             UNITED MANAGEMENT, INC.


         We the undersigned, Devinder Randhawa, President and Bob Hemmerling, Secretary, of UNITED MANAGEMENT, INC., a Nevada corporation do hereby certify;

         That the Board of Directors of said corporation at a meeting duly convened, held on the 29th day of January, 1997, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         "That the total number of common stock authorized that may be issued by the Corporation ONE HUNDRED MILLION (l00,000,000) shares of stock with a par value of $0.0001 per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 500,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                             /s/ Devinder Randhawa
                                             --------------------------------
                                                 Devinder Randhawa, President


                                             /s/ Bob Hemmerling
                                             --------------------------------
                                                 Bob Hemmerling, Secretary




SWORN BEFORE ME in the city of
Kelowna in the Province of
British Columbia on this
11th day of June, 1999.


/s/ LEE C. TURNER
--------------------------------

A commissioner for taking
affidavits for British Columbia

              LEE C. TURNER
         Barrister & Solicitor
          200-537 LEON AVENUE
        KELOWNA, B.C. V1Y 2A9